UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2020

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip code)

(412) 434-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2022	PPG 22	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2020, PPG Industries, Inc. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, BBVA Securities Inc., Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of each of the underwriters named therein (the “Underwriters”), in connection with a public offering of $100,000,000 aggregate principal amount of its 3.75% Notes due 2028 (the “Notes”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale. The Underwriting Agreement provides that the Company will sell the Notes to the Underwriters at an issue price of 119.194% of the principal amounts of the Notes and that the Underwriters will offer the Notes to the public at a price of 119.819% of the principal amounts thereof. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.

The foregoing is a summary of the material terms and conditions of the Underwriting Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is set forth in its entirety and filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 26, 2020, the Company completed a public offering of $100,000,000 aggregate principal amount of the Notes. The Notes were offered by the Company pursuant to Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-232895) filed with the Securities and Exchange Commission on February 24, 2020 and the Prospectus included therein, as supplemented by a Prospectus Supplement dated August 24, 2020 and filed with the Securities and Exchange Commission on August 25, 2020.

The Notes were issued pursuant to an indenture dated as of March 18, 2008 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of March 18, 2008, between the Company and the Trustee (the “First Supplemental Indenture”), and a Seventh Supplemental Indenture, dated as of February 27, 2018, between the Company and the Trustee (the “Seventh Supplemental Indenture and, together with the First Supplemental Indenture and the Original Indenture, the “Indenture”). $700,000,000 aggregate principal amount of the Notes were issued by the Company pursuant to the Indenture on February 27, 2018.

The Company expects to use the net proceeds from the offering of the Notes for general corporate purposes, which may include (i) working capital, (ii) capital expenditures, (iii) investments in or loans to the Company’s subsidiaries or joint ventures, (iv) repayment, redemption or refinancing of debt, (v) redemption or repurchase of the Company’s outstanding securities, (vi) funding of possible acquisitions, and (vii) satisfaction of other obligations of the Company. Pending any use of the net proceeds of the offering of the Notes, the net proceeds may be invested in short-term instruments.

The opinion of the Company’s counsel as to the validity of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 24, 2020 among PPG Industries, Inc., J.P. Morgan Securities LLC, BBVA Securities Inc., Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of each of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	First Supplemental Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.3	Seventh Supplemental Indenture, dated as of February 27, 2018, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, was filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on February 27, 2018.

4.4	Form of 3.75 Notes due 2028 (included in Exhibit 4.1 hereto).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2020		PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer